Exhibit 99.1

At the Company

Kim Hillyer	Jeff Goeser
Director, Communications	Director, Investor Relations
(402) 574-6523	(402) 597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com

First Quarter Nets Strong Organic Growth for TD Ameritrade:
Investors re-engage with the markets; trading and asset gathering up year over year

Net New Client Assets of $19B
Diluted Earnings per Share of $0.41
Record Net Revenues of $859M

OMAHA, Neb., January 18, 2017 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) has released results for the first quarter of fiscal 2017. The Company gathered approximately $19 billion in net new client assets and reported 487,000 client trades per day, on average, both healthy increases from the same period a year earlier.

The Company’s results for the quarter ended Dec. 31, 2016 include the following:(1)

•	$0.41 in earnings per diluted share, up 5 percent year over year, on net income of $216 million

•	Net new client assets of approximately $19 billion, an annualized growth rate of 10 percent

•	Average client trades per day of approximately 487,000, up 11 percent year over year

•	Record net revenues of $859 million, 57 percent of which were asset-based

•	Pre-tax income of $339 million, or 39 percent of net revenues

•	Record interest rate-sensitive assets(2) of $125 billion, up 14 percent year over year

•	Record client assets of $797 billion, up 15 percent year over year

“It was a quarter of significant change. We announced plans to acquire Scottrade – the largest transaction in our history. The Federal Reserve raised interest rates for the first time in 12 months, and we witnessed an historic election, the outcome of which brought retail investors back to the markets,” said Tim Hockey, president and chief executive officer. “Organic growth was strong. Trading was up 11 percent from a year ago, and we brought in $19 billion in net new client assets, as independent advisors brought in assets at record levels. We’re making progress on our core strategic initiatives, and these results give us momentum as we work together to deliver on our goals in the quarters ahead.”

“Strong organic growth from net new client assets, rate-sensitive assets and new accounts, coupled with emerging tailwinds from the improving interest rate environment, provides a solid base for future earnings growth,” said Steve Boyle, executive vice president and chief financial officer. “Interest rate-sensitive assets, are at a record $125 billion, and the post-election environment has been positive for our business. We are taking advantage of the steepened yield curve, which should benefit future periods. Moving forward, we expect to make additional technology investments to enhance the client experience. It’s a good way to start the year – with plenty of opportunities to deliver on our goals and drive incremental value for our clients, employees and shareholders.”

Capital Management
The Company paid $95 million in its first fiscal quarter, or $0.18 per share, in cash dividends.

The Company has declared an $0.18 per share quarterly cash dividend, payable on Feb. 15, 2017 to all holders of record of common stock as of Feb. 1, 2017.

Company Hosts Conference Call
TD Ameritrade will host its December Quarter conference call this morning, Jan. 18, 2017, at 8:30 a.m. EST (7:30 a.m. CST). Participants may listen to the conference call by dialing 877-648-7976. The Company will webcast the conference call through www.amtd.com, via the “Presentations & Events” page of the web site. A replay of the phone call will be available by dialing 855-859-2056 and entering the Conference ID 69450485 beginning at 12:00 p.m. EST (11:00 a.m. CST) on Jan. 18, 2017. The replay will be available until 11:59 p.m. EST (10:59 p.m. CST) on Jan. 25, 2017. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via either the “Investor Relations” page or the “Presentations & Events” page beginning Thursday, Jan. 19, 2017.

Interested parties can visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. The company also communicates this information via Twitter, @TDAmeritradePR. Web site links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation
Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (Nasdaq: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how - bringing Wall Street to Main Street for more than 40 years. TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade's newsroom or www.amtd.com for more information, or read our stories at Fresh Accounts.

Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts, stock price or any projections or expectations regarding the proposed business combination transaction between us and Scottrade Financial Services, Inc., as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters, the ability to obtain regulatory approvals and meet other closing conditions to the proposed transaction, including the completion of the merger between Scottrade Bank and TD Bank, N.A., on the expected terms and schedule; delay in closing the transaction; difficulties and delays in integrating the TD Ameritrade and Scottrade businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; TD Ameritrade’s and Scottrade’s businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the inability to realize synergies or to implement integration plans and other consequences associated with mergers, acquisitions and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 18, 2016. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

2 Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of Dec. 31, 2016.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In millions, except per share amounts
(Unaudited)

	Quarter Ended
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$355	$336	$328
Asset-based revenues:
Insured deposit account fees	245	230	227
Net interest revenue	151	151	154
Investment product fees	94	98	92
Total asset-based revenues	490	479	473
Other revenues	14	14	11
Net revenues	859	829	812
Operating expenses:
Employee compensation and benefits	214	222	201
Clearing and execution costs	36	34	30
Communications	35	38	32
Occupancy and equipment costs	44	43	43
Depreciation and amortization	24	24	22
Amortization of acquired intangible assets	19	20	22
Professional services	53	57	37
Advertising	57	59	62
Other	24	49	20
Total operating expenses	506	546	469
Operating income	353	283	343
Other expense:
Interest on borrowings	14	13	12
Total other expense	14	13	12
Pre-tax income	339	270	331
Provision for income taxes	123	85	119
Net income	$216	$185	$212
Earnings per share - basic	$0.41	$0.35	$0.39
Earnings per share - diluted	$0.41	$0.35	$0.39
Weighted average shares outstanding - basic	527	526	537
Weighted average shares outstanding - diluted	530	529	540
Dividends declared per share	$0.18	$0.17	$0.17

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In millions
(Unaudited)

	Dec. 31, 2016	Sept. 30, 2016
Assets:
Cash and cash equivalents	$1,662	$1,855
Segregated cash and investments	9,263	8,729
Broker/dealer receivables	959	1,190
Client receivables, net	12,039	11,941
Investments available-for-sale, at fair value	747	757
Goodwill and intangible assets	3,023	3,042
Other	1,141	1,304
Total assets	$28,834	$28,818
Liabilities and stockholders' equity:
Liabilities:
Broker/dealer payables	$2,028	$2,040
Client payables	19,062	19,055
Long-term debt	1,769	1,817
Other	776	855
Total liabilities	23,635	23,767
Stockholders' equity	5,199	5,051
Total liabilities and stockholders' equity	$28,834	$28,818

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015
Key Metrics:
Net new assets (in billions)	$18.7	$15.1	$17.5
Net new asset growth rate (annualized)	10%	8%	10%
Average client trades per day	486,801	444,281	438,108
Profitability Metrics:
Operating margin	41.1%	34.1%	42.2%
Pre-tax margin	39.5%	32.6%	40.8%
Return on average stockholders' equity (annualized)	16.9%	14.7%	17.1%
Net profit margin	25.1%	22.3%	26.1%
EBITDA(1) as a percentage of net revenues	46.1%	39.4%	47.7%
Liquidity Metrics:
Interest on borrowings (in millions)	$14	$13	$12
Interest coverage ratio (EBITDA(1)/interest on borrowings)	28.3	25.2	32.3
Cash and cash equivalents (in billions)	$1.7	$1.9	$1.7
Liquid assets available for corporate investing and financing activities(1) (in billions)	$0.9	$0.8	$0.6
Transaction-Based Revenue Metrics:
Total trades (in millions)	30.4	28.4	27.6
Average commissions and transaction fees per trade	$11.65	$11.82	$11.90
Trading days	62.5	64.0	63.0
Order routing revenue (in millions)	$79	$75	$70
Spread-Based Asset Metrics:
Average insured deposit account balances (in billions)	$93.3	$87.1	$80.3
Average interest-earning assets (in billions)	24.4	23.8	22.2
Average spread-based balance (in billions)	$117.7	$110.9	$102.5
Insured deposit account fee revenue (in millions)	$245	$230	$227
Net interest revenue (in millions)	151	151	154
Spread-based revenue (in millions)	$396	$381	$381
Avg. annualized yield - insured deposit account fees	1.03%	1.03%	1.10%
Avg. annualized yield - interest-earning assets	2.42%	2.48%	2.71%
Net interest margin (NIM)	1.32%	1.35%	1.45%
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$3.7	$5.3	$5.7
Average annualized yield	0.38%	0.28%	0.06%
Fee revenue (in millions)	$3	$4	$1
Market fee-based investment balances:
Average balance (in billions)	$166.7	$163.7	$152.9
Average annualized yield	0.21%	0.22%	0.23%
Fee revenue (in millions)	$91	$94	$91
Average fee-based investment balances (in billions)	$170.4	$169.0	$158.6
Average annualized yield	0.22%	0.23%	0.23%
Investment product fee revenue (in millions)	$94	$98	$92
(1) See attached reconciliation of non-GAAP financial measures.
NOTE: See Glossary of Terms on the Company's website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	6,950,000	6,872,000	6,621,000
Funded accounts (end of period)	7,046,000	6,950,000	6,686,000
Percentage change during period	1%	1%	1%
Client assets (beginning of period, in billions)	$773.8	$736.3	$667.4
Client assets (end of period, in billions)	$797.0	$773.8	$695.3
Percentage change during period	3%	5%	4%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$8.7	$8.0	$6.2
Average annualized yield	0.30%	0.27%	0.09%
Interest revenue (in millions)	$7	$5	$1
Client margin balances:
Average balance (in billions)	$11.9	$11.7	$12.3
Average annualized yield	3.56%	3.60%	3.54%
Interest revenue (in millions)	$108	$107	$111
Securities borrowing/lending:
Average securities borrowing balance (in billions)	$0.9	$1.2	$0.8
Average securities lending balance (in billions)	$1.9	$1.9	$2.4
Net interest revenue - securities borrowing/lending (in millions)	$33	$37	$41
Other cash and interest-earning investments:
Average balance (in billions)	$2.9	$2.9	$2.9
Average annualized yield	0.44%	0.28%	0.05%
Interest revenue - net (in millions)	$3	$2	$1
Client credit balances:
Average balance (in billions)	$16.1	$15.5	$14.0
Average annualized cost	0.01%	0.01%	0.01%
Interest expense (in millions)	$(0)	$(0)	$(0)
Average interest-earning assets (in billions)	$24.4	$23.8	$22.2
Average annualized yield	2.42%	2.48%	2.71%
Net interest revenue (in millions)	$151	$151	$154

NOTE: See Glossary of Terms on the Company's website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)
	Quarter Ended
	Dec. 31, 2016		Sept. 30, 2016		Dec. 31, 2015
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (1)
Net income - GAAP	$216	25.1%	$185	22.3%	$212	26.1%
Add:
Depreciation and amortization	24	2.8%	24	2.9%	22	2.7%
Amortization of acquired intangible assets	19	2.2%	20	2.4%	22	2.7%
Interest on borrowings	14	1.6%	13	1.6%	12	1.5%
Provision for income taxes	123	14.3%	85	10.3%	119	14.7%
EBITDA - non-GAAP	$396	46.1%	$327	39.4%	$387	47.7%

	As of
	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Liquid Assets Available for Corporate Investing and Financing Activities (2)
Cash and cash equivalents - GAAP	$1,662	$1,855	$1,917	$2,476	$1,735
Less: Non-corporate cash and cash equivalents	(1,220)	(1,395)	(1,088)	(1,430)	(934)
Corporate cash and cash equivalents	442	460	829	1,046	801
Corporate investments	747	757	400	—	201
Less: Corporate liquidity maintained for operational contingencies	(773)	(773)	(764)	(764)	(764)
Excess corporate cash and cash equivalents and investments	416	444	465	282	238
Excess broker-dealer regulatory net capital	485	369	263	431	346
Liquid assets available for corporate investing and financing activities - non-GAAP	$901	$813	$728	$713	$584

(1)
EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, GAAP pre-tax income, net income and cash flows from operating activities.

(2)
Liquid assets available for corporate investing and financing activities is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider "liquid assets available for corporate investing and financing activities" to be an important measure of our liquidity. We include the excess capital of our broker-dealer subsidiaries in the calculation of liquid assets available for corporate investing and financing activities, rather than simply including broker-dealer cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the broker-dealer subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the broker-dealer subsidiaries to the parent company. Liquid assets available for corporate investing and financing activities should be considered as a supplemental measure of liquidity, rather than as a substitute for GAAP cash and cash equivalents.

We define liquid assets available for corporate investing and financing activities as the sum of (a) corporate cash and cash equivalents and investments, excluding amounts being maintained to provide liquidity for operational contingencies, including lending to our broker-dealer and futures commission merchant/forex dealer member subsidiaries under intercompany credit agreements and (b) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 10% of aggregate debit items and (ii) our introducing broker-dealer subsidiary in excess of a minimum operational target established by management ($50 million in the case of our introducing broker-dealer, TD Ameritrade, Inc.). Liquid assets available for corporate investing and financing activities is based on more conservative measures of broker-dealer net capital than regulatory requirements because we generally manage to higher levels of net capital at the broker-dealer subsidiaries than the regulatory thresholds require.